77M - During the fiscal semi-annual period, series of RidgeWorth Funds merged with and into series of Virtus Asset Trust
(the "Trust") as set forth below.

ACQUIRED  FUND
ACQUIRING FUND
RidgeWorth Ceredex Large Cap Value
Equity Fund
 Virtus Ceredex Large-Cap Value Equity Fund
RidgeWorth Ceredex Mid-Cap Value Equity
Fund
 Virtus Ceredex Mid-Cap Value Equity Fund
RidgeWorth Ceredex Small Cap Value
Equity Fund
 Virtus Ceredex Small-Cap Value Equity Fund
RidgeWorth Conservative Allocation Strategy
Fund
 Virtus Conservative Allocation Strategy Fund
RidgeWorth Growth Allocation Strategy Fund
 Virtus Growth Allocation Strategy Fund
RidgeWorth Seix Core Bond Fund
 Virtus Seix Core Bond Fund
RidgeWorth Seix Corporate Bond Fund
 Virtus Seix Corporate Bond Fund
RidgeWorth Seix Floating Rate High Income
Fund
 Virtus Seix Floating Rate High Income Fund
RidgeWorth Seix Georgia Tax-Exempt Bond
Fund
 Virtus Seix Georgia Tax-Exempt Bond Fund
RidgeWorth Seix High Grade Municipal Bond
Fund
 Virtus Seix High Grade Municipal Bond Fund
RidgeWorth Seix High Income Fund
 Virtus Seix High Income Fund
RidgeWorth Seix High Yield Fund
 Virtus Seix High Yield Fund
RidgeWorth Seix Investment Grade Tax-
Exempt Bond Fund
 Virtus Seix Investment Grade Tax-Exempt
Bond Fund
RidgeWorth Seix Limited Duration Fund
 Virtus Seix Limited Duration Fund
RidgeWorth Seix North Carolina Tax-Exempt
Bond Fund
 Virtus Seix North Carolina Tax-Exempt Bond
Fund
RidgeWorth Seix Short-Term Bond Fund
 Virtus Seix Short-Term Bond Fund
RidgeWorth Seix Short-Term Municipal Bond
Fund
 Virtus Seix Short-Term Municipal Bond Fund
RidgeWorth Seix Total Return Bond Fund
 Virtus Seix Total Return Bond Fund
RidgeWorth Seix U.S. Government
Securities Ultra-Short Bond Fund
 Virtus Seix U.S. Government Securities Ultra-
Short Bond Fund
RidgeWorth Seix U.S. Mortgage Fund
 Virtus Seix U.S. Mortgage Fund
RidgeWorth Seix Ultra-Short Bond Fund
 Virtus Seix Ultra-Short Bond Fund
RidgeWorth Seix Virginia Intermediate
Municipal Bond Fund
 Virtus Seix Virginia Intermediate Municipal
Bond Fund
RidgeWorth Silvant Large Cap Growth Stock
Fund
 Virtus Silvant Large-Cap Growth Stock Fund
RidgeWorth Silvant Small Cap Growth Stock
Fund
 Virtus Silvant Small-Cap Growth Stock Fund
RidgeWorth International Equity Fund
 Virtus WCM International Equity Fund
RidgeWorth Innovative Growth Stock Fund
 Virtus Zevenbergen Innovative Growth Stock
Fund


At a special telephonic meeting held on
January 18, 2017, the Board of Trustees of the
Trust, including a majority of the Trustees who are not interested persons of the Trust as defined in Section 2(a)(19) of the Investment
Company Act of 1940, as amended
(the "Trustees"), considered and approved the proposed mergers with the RidgeWorth
Funds and the establishment of clone funds in the Trust to be the successors to mergers with the RidgeWorth Funds
(the "Acquiring Funds"). The Trustees also authorized the filing of any and all further pre-and/or post-effective amendments to the
Trust's Registration Statement to register the Acquiring Funds.

At a special meeting of the shareholders of the RidgeWorth Funds, held on May 30,
2017, shareholders voted on the following proposal detailed below. The Proposal received the required number of affirmative votes for approval.

Proposal 1: To approve the Agreement and
Plan of Reorganization by and among
RidgeWorth Funds, on behalf of the Acquired
Fund, Virtus Asset Trust, on behalf of the corresponding Acquiring Fund, RidgeWorth
Capital Management LLC, and Virtus
Partners, Inc.


Acquired Fund
Affirmative Votes
Objecting Votes
Abstaining Votes
RidgeWorth Ceredex
Mid-Cap Value Equity
Fund
102,937,031.597
688,648.720
9,190,017.058
RidgeWorth Silvant
Large-Cap Growth Stock
Fund
19,054,730.194
223,909.584
584,080.707
RidgeWorth Seix Total
Return Bond Fund
40,325,153.000
759,860.996
2,192,908.393
RidgeWorth Seix U.S.
Mortgage Fund
938,695.747
5,512.407
208,957.068
RidgeWorth Seix Core
Bond Fund
8,313,751.234
96,516.174
2,314,362.710

At a special meeting of the shareholders of the RidgeWorth Funds, held on June 20, 2017, shareholders voted on the following proposal detailed below. The Proposal received the required number of affirmative votes for approval.

Proposal 1: To approve the Agreement and
Plan of Reorganization by and among
RidgeWorth Funds, on behalf of the Acquired
Fund, Virtus Asset Trust, on behalf of the corresponding Acquiring Fund, RidgeWorth
Capital Management LLC, and Virtus
Partners, Inc.

Acquired Fund
Affirmative Votes
Objecting Votes
Abstaining Votes
RidgeWorth Silvant
Small-Cap Growth Stock
Fund
2,596,051.679
56,019.645
269,890.194
RidgeWorth Seix Short-
Term Bond Fund
3,211,097.033
4,799.000
23,028.293
RidgeWorth Seix High
Income Fund
38,965,484.151
1,612,808.827
1,821,157.876

At a special meeting of the shareholders of the RidgeWorth Funds, held on June 30,
2017, shareholders voted on the following proposal detailed below. The Proposal received the required number of affirmative votes for approval.

Proposal 1: To approve the Agreement and
Plan of Reorganization by and among
RidgeWorth Funds, on behalf of the Acquired
Fund, Virtus Asset Trust, on behalf of the corresponding Acquiring Fund, RidgeWorth
Capital Management LLC, and Virtus
Partners, Inc.

Acquired Fund
Affirmative Votes
Objecting Votes
Abstaining Votes
RidgeWorth Ceredex
Small-Cap Value Equity
Fund
29,682,192.605
228,329.308
2,380,463.504


For additional information about approval by shareholders of the Acquired Funds, please refer to RidgeWorth Funds' Supplement dated June 30, 2017 to the Summary
Prospectuses and Prospectuses dated
August 1, 2016 or March 31, 2017 and the
Statement of Additional Information dated
March 31, 2017 (811-06557), as well as the
Annual Report to RidgeWorth Funds Shareholders filed on Form N-CSR on May 31,
2017 (811-06557), each filed via EDGAR and incorporated herein by reference.